UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2013 (December 9, 2013)

REALSOURCE RESIDENTIAL, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2089 Fort Union Blvd.,
Salt Lake City, Utah 84121
 (Address of Principal Executive Offices)

(801) 601-2700
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2013, RealSource Residential, Inc. (the “Company”) consummated the closing (the “Closing”) of a private placement offering (the “Offering”) of 231 units (“Units”) for $10,000 per Unit, for aggregate gross proceeds of $2,310,000.  No placement agents or brokers were utilized by the Company in connection with the Offering.

Each Unit consists of: (i) a $10,000 face value 12% Series A Senior Unsecured Convertible Promissory Note of the Company (collectively, the “Notes”), and (ii) one detachable Common Stock Purchase Warrant (collectively, the “Warrants”), each to purchase 10,000 shares (the “Warrant Shares”) of common stock of the Company (the “Common Stock”).

The Notes accrue interest at 12% per year and have a maturity date of December 9, 2015.  The Notes are convertible into shares of Common Stock at $0.50 per share (subject to customary adjustments for stock splits and similar transactions), and will automatically convert into shares of Common Stock at the then applicable conversion price in the event that the 90-day trading volume weighted average price per share of the Common Stock exceeds $1.50 per share at any time during the term of the Notes.  The Notes carry customary events of default and covenants.  As of the date of this Report, an aggregate of 4,620,000 shares of Common Stock are available for issuance assuming full conversion of the Notes.  The Company may, on 15 days prior written notice to the holders of the Notes, elect to prepay in whole the Notes prior to maturity, without premium or penalty but with accrued interest to the date of prepayment on the amount prepaid.  In the event of prepayment, the Note holders may elect during the 15 day notice period to convert the principal amount of the Note in lieu of payment in cash.

Each Warrant included within each Unit will grant to each investor the right, for a period of five (5) years from the Closing to subscribe for 10,000 shares of Common Stock (i.e., 50% warrant coverage) at an exercise price equal to $2.00 per share.  The exercise price of the Warrants is subject to adjust on the same terms as provided for in the Notes.  As of the date of this Report, an aggregate of 2,310,000 shares of Common Stock are available for issuance assuming full conversion of the Warrants.

The description of the Notes and Warrants are qualified in their entirety by reference to the complete text of the Form of Series A Senior Unsecured Convertible Promissory Note and Form of Common Stock Purchase Warrant which are attached as Exhibits 4.1 and 4.2, respectively, to this Report.

In connection with the Closing, the Company entered into definitive subscription agreements (the “Subscription Agreements”) with twenty nine (29) accredited investors.  The Subscription Agreements contain customary representations, warranties and agreements.  The description of the Subscription Agreement is qualified by its entirety by reference to the complete text of the Form of Subscription Agreement which is attached as Exhibit 10.1 to this Report.

Proceeds from the Offering were used to (i) acquire a $2.85 million face value subordinated mortgage note secured by the Cambridge Apartments in Gulfport, Mississippi (the “Property”) for approximately $1,073,000 (the “B Note”) and (ii) fund (in the amount of approximately $739,000) certain costs associated with a refinancing of the senior mortgage indebtedness encumbering the Property (which refinancing occurred concurrently with the Company’s acquisition of the B Note).  The remaining proceeds from the Offering (in the amount of approximately $772,000) will be used for the general working capital of the Company.  The Cambridge Property is owned by RS Cambridge Apartments, LLC (the “Property Owner”). Nathan Hanks and Michael Anderson, officers and directors of the Company, own 10% of the outstanding membership interests of the Property Owner.

Immediately upon the Company’s acquisition of the B Note, the Company converted the B Note into a right of first refusal and option (the “Option”) in the amount if approximately $1,538,000 (the “Option Payment”), which is the amount of funds from the Offering used by the Company to purchase the B Note and otherwise support the refinancing of the Property.

To memorialize the Option, on December 9, 2012, the Company entered into a Right of First Refusal and Option Agreement (the “Option Agreement”) with the Property Owner.  The Option affords the Company the right to acquire the Property within five (5) year after the Closing at the fair value of the Property as negotiated between the Company and the Property Owner.  In addition, under the Option, if the Property Owner receives an offer to purchase the Property during the option period, the Company will have a right of first refusal to purchase the Property on the same terms as the offer.  Should the Company elect not to match the offer, the Option Payment is required to be repaid upon the sale of the Property to the other buyer.  The Company expects that the Option will be exercised during 2014.  The description of the Option and the Option Agreement is qualified in is entirety by reference to the complete text of the Option Agreement, which is attached as Exhibit 10.2 to this Report.

The securities issued in the Offering as described above, including the Unit, Notes, Common Stock, Warrants and the shares of Common Stock underlying the Warrants and Notes, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were made pursuant to the exemptions from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Offering.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

4.1	Form of 12% Unsecured Convertible Promissory Note issued to Investors in the Offering.

4.2	Form of Warrant issued to Investors in the Offering.

10.1        Form of Subscription Agreement between the Company and the Investors in the Offering.

10.2        Right of First Refusal and Option Agreement, dated December 9, 2013, between the Company and RS Cambridge Apartments, LLC

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K of the Company, the exhibits hereto, and public statements of representatives of the Company related thereto, may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve significant risks and uncertainties, many of which are beyond the Company’s control.  Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Specifically, the Company’s intention to acquire the Cambridge Property in 2014 is a forward-looking statement.  These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.  Actual results may differ significantly from those set forth in the forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2013	REALSOURCE RESIDENTIAL, INC.

	By:	/s/ Nathan W. Hanks
	Name:	Nathan W. Hanks
	Title:	President and Chief Executive Officer